EXHIBIT 10.7

CALPINE CORPORATION
CHANGE IN CONTROL AND SEVERANCE
BENEFITS PLAN

Calpine Corporation, a Delaware corporation (the "Company") has adopted the Calpine Corporation Change in Control and Severance Benefits Plan (the "Plan'") for the benefit of certain Participant employees of the Company and its subsidiaries, on the terms and conditions hereinafter stated. The Plan is intended to help retain qualified employees, maintain a stable work environment and provide financial security to certain Participant employees of the Company in the event of a Change in Control and in the event of a termination of employment in connection with or without a Change in Control. The Plan, as a "severance pay arrangement" within the meaning of section 3(2)(B)(i) of ERISA, is intended to be excepted from the definitions of "employee pension benefit plan" and "pension plan" set forth under Section 3(2) of ERISA, and is intended to meet the descriptive requirements of a plan constituting a "severance pay plan" within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations ss. 2510.3-2(b).
ARTICLE I
DEFINITIONS AND INTERPRETATIONS
Section 1.01    Definitions. Capitalized terms used in this Plan shall have the following respective meanings, except as otherwise provided or as the context shall otherwise require:
"Annual Salary" shall mean the base salary paid to a Participant immediately prior to his or her Termination Date on an annual basis exclusive of any bonus payments or additional payments under any Benefit Plan.
"Benefit Plan" shall mean any "employee benefit plan" (including any employee benefit plan within the meaning of Section 3(3) of ERISA); program, arrangement or practice maintained, sponsored or provided by the Company, including those relating to compensation, bonuses, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements) health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits).
"Board" means the Board of Directors of the Company.
"Cause" shall have the meaning set forth in any individual employment, severance or similar agreement between the Company and a Participant, or in the event that a Participant is not party to such an agreement, Cause shall mean:
(i)    the Participant's act of fraud, dishonesty, misappropriation, or embezzlement with respect to the Company;

(ii)    the Participant's conviction of, or plea of guilty or no contest to, any felony;
(iii)    the Participant's violation of the Company's drug policy or anti-harassment policy;
(iv)    the Participant's admission of liability of, or finding by a court or the SEC (or a similar agency of any applicable state) of liability for, the violation of any "Securities Laws" (as hereinafter defined) (excluding any technical violations of the Securities Laws which are not criminal in nature). As used herein, the term "Securities Laws" means any Federal or state law, rule or regulation governing the issuance or exchange of securities, including without limitation the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder;
(v)    the Participant's failure after reasonable prior written notice from the Company to comply with any valid and legal directive of the Chief Executive Officer or the Board that is not remedied within thirty (30) days of the Participant being provided written notice thereof from the Company or the Participant's gross negligence in performance, or willful non-performance, of any of the Participant's duties and responsibilities with respect to the Company that is not remedied within thirty (30) days of the Participant being provided written notice thereof from the Company; or
(vi)    other than as provided in clauses (i) through (v) above, the Participant's material breach of any material provision of this Plan that is not remedied within thirty (30) days of the Participant being provided written notice thereof.
The Participant shall not have acted in a "willful" manner if the Participant acted, or failed to act, in a manner that he believed in good faith to be in, or not opposed to, the best interests of the Company. Cause shall be determined by the Governance and Nominating Committee of the Board in its sole discretion.
"Change in Control" shall mean:
(i) the acquisition (other than from the Company) by any person, entity or "group" (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, but excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of a majority of either the then-outstanding shares of Common Stock or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors; or
(ii) individuals who, as of the Effective Date, constitute the Board of Directors (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to such date whose election, or nomination for election, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board or was effected in satisfaction of a contractual requirement that was approved by at least a majority of the directors when constituting the Incumbent Board (in each case, other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be, for purposes of this Section 16(b), considered as though such person were a member of the Incumbent Board; or
(iii) consummation of a reorganization, merger, consolidation or share exchange, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving entity's then-outstanding voting securities, or approval by the stockholders of the Company of a liquidation or dissolution of the Company or consummation of the sale of all or substantially all of the assets of the Company (determined on a consolidated basis).
"COBRA" shall mean Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
"Code" shall mean the Internal Revenue Code of 1986, as amended. Reference in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.
"Common Stock" means common stock of the Company.
"Compensation Committee" shall mean the Compensation Committee of the Board.
"Disability" shall have the meaning set forth in Section 409A(a) (2) (C) of the Code.
"Effective Date" shall mean the "effective date" of the Company's "Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code Dated August 27, 2007."
"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
"Good Reason" shall mean, when used with reference to any Participant, any of the following actions or failures to act, but in each case only if it occurs while such Participant is employed by the Company and then only if it is not consented to by such Participant in writing:
(i)    assignment of a position that is of a lesser rank than held by the Participant prior to the assignment and that results in such Participant ceasing to be an executive officer of a company with securities registered under the Securities Exchange Act of 1934;

(ii)    a material reduction in such Participant's base salary or target bonus opportunity (including an adverse change in performance criteria or a decrease in ultimate target bonus opportunity) in effect the day prior to the Effective Date; or
(iii)    any change of more than fifty (50) miles in the location of the principal place of employment of such Participant immediately prior to the effective date of such change.
For purposes of this definition, none of the actions described in clauses (i) and (ii) above shall constitute "Good Reason" with respect to any Participant if it was an isolated and inadvertent action not taken in bad faith by the Company and if it is remedied by the Company within thirty (30) days after receipt of written notice thereof given by such Participant (or, if the matter is not capable of remedy within thirty (30) days, then within a reasonable period of time following such thirty (30) day period, provided that the Company has commenced such remedy within said thirty (30) day period); provided that "Good Reason" shall cease to exist for any action described in clauses (i) through (iii) above on the sixtieth (60th) day following the later of the occurrence of such action or the Participant's knowledge thereof, unless such Participant has given the Company written notice thereof prior to such date.
"Participant" shall mean an employee of the Company who is included on Schedule A hereto, as that schedule may be amended in accordance with Section 2.01.
"Plan" shall mean this Calpine Corporation Change in Control and Severance Benefits Plan, as amended, supplemented or modified from time to time in accordance with its terms.
"Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(i)    the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; or
(ii)    the Company or any person, entity or "group" (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act, but excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or
(iii)    the acquisition (other than from the Company) by any person, entity or "group" (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act, but excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifteen (15%) or more of either the then-outstanding shares of Common Stock or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of Directors; or

(iv)    the Compensation Committee adopts a resolution to the effect that a Potential Change in Control has occurred.
"Successor" shall mean a successor to all or substantially all of the business, operations or assets of the Company.
"Termination Date" shall mean, with respect to any Participant, the termination date specified in the Termination Notice delivered by such Participant to the Company in accordance with Section 2.02 or as set forth in any Termination Notice delivered by the Company, or as applicable, the Participant's date of death or a Tier 1 Participant's voluntary termination under Section 5.01.
"Termination Notice" shall mean, as appropriate, written notice from (a) a Participant to the Company purporting to terminate such Participant's employment for Good Reason in accordance with Section 2.02 or (b) the Company to any Participant purporting to terminate such Participant's employment for Cause or Disability in accordance with Section 2.03.
"Tier 1 Participant" shall mean each Participant designated in Schedule A hereto as a Tier 1 Participant, as that schedule may be amended in accordance with section 2.01.
"Tier 2 Participant" shall mean each Participant designated in Schedule A hereto as a Tier 2 Participant, as that schedule may be amended in accordance with Section 2.01.
"Tier 3 Participant" shall mean each Participant designated in Schedule A hereto as a Tier 3 Participant, as that schedule may be amended in accordance with Section 2.01.
"Tier 4 Participant" shall mean each Participant designated in Schedule A hereto as a Tier 4 Participant, as that schedule may be amended in accordance with Section 2.01.
Section 1.02    Interpretation. In this Plan, unless a clear contrary intention appears, (a) the words "herein," "hereof" and "hereunder" refer to this Plan as a whole and not to any particular Article, Section or other subdivision, (b) reference to any Article or Section, means such Article or Section hereof and (c) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
ARTICLE II
ELIGIBILITY AND BENEFITS
Section 2.01    Eligible Employees.
(a)    An employee of the Company shall be a "Participant" in the Plan during each calendar year (or partial calendar year) for which he or she has been designated as a Participant (and in the Tier so designated) by the Compensation Committee and for each succeeding calendar year, unless the Participant is given written notice by October 31 of the preceding year of the determination of the Compensation Committee that such Participant shall cease to be a Participant or shall participate in a different Tier for such succeeding calendar year. Notwithstanding the foregoing, a Participant may not be removed from the Plan, nor placed in a lower tier (with Tier 1 being the highest Tier and Tier 4 being the lowest Tier), during the pendency of, or within six (6) months following, a Potential Change in Control or within two years following a Change in Control.
(b)    This Plan is only for the benefit of Participants, and no other employees, personnel, consultants or independent contractors shall be eligible to participate in this Plan or to receive any rights or benefits hereunder.
Section 2.02    Termination Notices from Participants. For purposes of this Plan, in order for any Participant to terminate his or her employment for Good Reason, such Participant must give a Termination Notice to the Company, which notice shall be signed by such Participant, shall be dated the date it is given to the Company, shall specify the Termination Date and shall state that the termination is for Good Reason and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such Good Reason. Any Termination Notice given by a Participant that does not comply in all material respects with the foregoing requirements as well as the "Good Reason" definition provisions set forth in Section 1.01 shall be invalid and ineffective for purposes of this Plan. If the Company receives from any Participant a Termination Notice that it believes is invalid and ineffective as aforesaid, it shall promptly notify such Participant of such belief and the reasons therefor. Any termination of employment by the Participant that either does not constitute Good Reason or fails to meet the Termination Notice requirements set forth above shall be deemed a termination by the Participant without Good Reason.
Section 2.03    Termination Notices from Company. For purposes of this Plan, in order for the Company to terminate any Participant's employment for Cause, the Company must give a Termination Notice to such Participant, which notice shall be dated the date it is given to such Participant, shall specify the Termination Date and shall state that the termination is for Cause and shall set forth in reasonable detail the particulars thereof. For purposes of this Plan, in order for the Company to terminate any Participant's employment for Disability, the Company must give a Termination Notice to such Participant, which notice shall be dated the date it is given to such Participant, shall specify the Termination Date and shall state that the termination is for Disability and shall set forth in reasonable detail the particulars thereof. Any Termination Notice given by the Company that does not comply, in all material respects, with the foregoing requirements shall be invalid and ineffective for purposes of this Plan. Any Termination Notice purported to be given by the company to any Participant after the death or retirement of such Participant shall be invalid and ineffective.
ARTICLE III
CHANGE IN CONTROL BENEFITS
Section 3.01    Accelerated Vesting of Equity. Upon the occurrence of a Change in Control, notwithstanding the provisions of any Benefit Plan or agreement (except as provided in this Section 3.01):

(a)    each outstanding option to purchase Company Common Stock (each, a "Stock Option") shall become automatically vested and exercisable and
(i)    in the case of those Stock Options outstanding as of the Effective Date, shall remain exercisable by such Participant until the later of the 15th day of the third month following the date at which, or December 31 of the calendar year in which, the Stock Option would have otherwise expired, but in no event beyond the original term of such Stock Option; and
(ii)    in the case of all Stock Options granted to a Participant after the Effective Date, shall remain exercisable by such Participant for a period of (x) three years in the case of a Tier 1 Participant, (y) two years in the case of a Tier 2 Participant or (z) one year in the case of a Tier 3 Participant, beyond the date at which the Stock Option would have otherwise expired, but in no event beyond the original term of such Stock Option;
(b)    the vesting restrictions on all other awards relating to Common Stock (including but not limited to restricted stock, restricted stock units and stock appreciation rights) held by a Participant shall immediately lapse and in the case of restricted stock units and stock appreciation rights shall become immediately payable.
ARTICLE IV
SEVERANCE AND RELATED BENEFITS
WHICH ARE NOT IN CONNECTION WITH
A CHANGE IN CONTROL
Section 4.01    Termination of Employment. In the event that a Participant's employment is terminated (i) by the Participant for Good Reason or (ii) by the Company without Cause, then in each case, such Participant (or his or her beneficiary) shall be entitled to receive, and the Company shall be obligated to pay to the Participant, subject to Sections 4.02 through 4.03 and Section 7.15 hereof:
(a)    In the case of a Tier 1 Participant, (i) a lump sum payment within sixty (60) days following such Participant's Termination Date in an amount equal to 2.0 times the sum of (A) the Participant's highest Annual Salary in the three years preceding the Termination Date plus (B) the Participant's highest target bonus for the year of termination; plus (ii) a lump sum payment equal to all unused vacation time accrued by such Participant as of the Termination Date under the Company's vacation policy plus (iii) all accrued but unpaid compensation earned by such Participant as of the Termination Date to be paid by the Company as soon as practicable following the Termination Date ((ii) and (iii), together referred to herein as the "Accrued Obligations"). In addition, for a period of twenty-four months following the Termination Date, such Participant and his or her dependents shall continue to be covered by all health care, medical and dental insurance plans and programs (excluding disability) maintained by the Company under which the Participant was covered immediately prior to the Termination Date (collectively the "Continued Health Care Benefits") at the same cost sharing between the

Company and Participant as a similarly situated active employee, and the Continued Health Care Benefits shall be provided concurrently with any health care benefit required under COBRA.
(b)    In the case of a Tier 2 Participant, (i) a lump sum payment within sixty (60) days following such Participant's Termination Date in an amount equal to 1.5 times the sum of (A) the Participant's highest Annual Salary in the three years preceding the Termination Date plus (B) the Participant's highest target bonus for the year of termination; plus (ii) payment of all Accrued Obligations as soon as practicable following the Termination Date. In addition, for a period of eighteen months following the Termination Date, such Participant and his or her dependents shall receive Continued Health Care Benefits at the same cost sharing between the Company and Participant as a similarly situated active employee, and the Continued Health Care Benefit shall be provided concurrently with any health care benefit required under COBRA.
(c)    In the case of a Tier 3 Participant, (i) a lump sum payment within sixty (60) days following such Participant's Termination Date in an amount equal to 1.5 times the sum of (A) the Participant's highest Annual Salary in the three years preceding the Termination Date plus (B) the Participant's highest target bonus for the year of termination; plus (ii) payment of all Accrued Obligations as soon as practicable following the Termination Date. In addition, for a period of eighteen months following the Termination Date, such Participant and his or her dependents shall receive Continued Health Care Benefits at the same cost sharing between the Company and Participant as a similarly situated active employee, and the Continued Health Care Benefit shall be provided concurrently with any health care benefit required under COBRA.
(d)    In the case of a Tier 4 Participant, (i) a lump sum payment within sixty (60) days following such Participant's Termination Date in an amount equal to the sum of (A) the Participant's highest Annual Salary in the three years preceding the Termination Date plus (B) the Participant's highest target bonus for the year of termination; plus (ii) payment of all Accrued Obligations as soon as practicable following the Termination Date. In addition, for a period of twelve months following the Termination Date, such Participant and his or her dependents shall receive Continued Health Care Benefits at the same cost sharing between the Company and Participant as a similarly situated active employee, and the Continued Health Care Benefit shall be provided concurrently with any health care benefit required under COBRA.
(e)    Notwithstanding anything herein to the contrary, if a Participant is a "specified employee" as defined in Section 409A(a)(2)(B)(i) of the Code ("Specified Employee"), then any severance payment as set forth in Section 4.01(a), (b), (c) and (d) above which is not otherwise exempt from Section 409A of the Code shall be paid during a 30 day period which commences on the date which is the day after the six month anniversary of such Specified Employee's Termination Date. In any event, all Accrued Obligations shall be paid to the Participant as soon as practicable following the Termination Date and no later than sixty (60) days following the Termination Date. Except as provided below with respect to a Specified Employee, the payment of any health or medical claims for the health and medical coverage provided in Sections 4.01(a), (b), (c) and (d) shall be made to a Participant as soon as administratively practicable after the Participant has provided the appropriate claim documentation, but in no event shall the payment for any such health or medical claim be paid later than the last day of the calendar year following the calendar year in which the expense was incurred. Notwithstanding anything herein to the contrary, to the extent required by Section

409A of the Code: (1) the amount of medical claims eligible for reimbursement or to be provided as an in-kind benefit under this Plan during a calendar year may not affect the medical claims eligible for reimbursement or to be provided as an in-kind benefit in any other calendar year, and (2) the right to reimbursement or in-kind benefits under this Plan shall not be subject to liquidation or exchange for another benefit. With respect to a Specified Employee during the six month period commencing the date after the Specified Employee's Termination Date, the cost of any health or medical claims for health and medical coverage provided in this Section 4.01 which are not otherwise exempt from Section 409A of the Code shall be paid by the Specified Employee to the health and medical service provider and reimbursed by the Company after the completion of such six month period but no later than the last day of the calendar year following the calendar year in which such health and medical expenses were incurred.
(f)    Each Participant whose termination of employment entitles him or her to severance pay as set forth in 4.01 (a), (b), (c) and (d) above shall be entitled to receive outplacement benefits from the Company at its expense beginning on a Participant's Termination Date and ending on the monthly anniversary date of such Termination Date as set forth below:

Participant	Monthly Anniversary Date of the Termination Date

Tier 1	24 Month
Tier 2	18 Month
Tier 3	18 Month
Tier 4	12 Month

Except as provided below with respect to a Specified Employee, the payment of any outplacement benefits provided in this Section 4.01(f) shall be made to a Participant as soon as administratively practicable after the Participant has provided the appropriate claim documentation, but in no event shall the payment for any such outplacement benefits be paid later than the last day of the calendar year following the calendar year in which the expense was incurred. Notwithstanding anything herein to the contrary, to the extent required by Section 409A of the Code: (1) the amount of outplacement benefits eligible for reimbursement or to be provided as an in-kind benefit under this Plan during a calendar year may not affect the outplacement benefits eligible for reimbursement or to be provided as an in-kind benefit in any other calendar year, and (2) the right to reimbursement or in-kind benefits under this Plan shall not be subject to liquidation or exchange for another benefit. With respect to a Specified Employee during the six month period commencing the date after the Specified Employee's Termination Date, the cost of any outplacement benefits provided in this Section 4.01(f) which are not otherwise exempt from Section 409A of the Code shall be paid by the Specified Employee to the outplacement service provider and reimbursed by the Company after the completion of such six month period but no later than the last day of the calendar year following the calendar year in which such outplacement benefits were incurred.

Section 4.02    Condition to Receipt of Severance Benefits. As a condition to receipt of any payment or benefits under this Article IV, such Participant must enter into a Non-Solicitation, Non-Disclosure, Non-Disparagement and Release Agreement with the Company and its affiliates in the form then currently used by the Company which terminates on the monthly anniversary date of each Participant's Termination Date as set forth below:

Participant	Monthly Anniversary Date of the Termination Date

Tier 1	24 Month
Tier 2	18 Month
Tier 3	18 Month
Tier 4	12 Month

Section 4.03    Limitation of Benefits.
(a)    Anything in this Plan to the contrary notwithstanding, the Company's obligation to provide the Continued Benefits shall cease if and when the Participant becomes employed by a third party that provides such Participant with substantially comparable health and welfare benefits.
(b)    Any amounts payable under this Plan shall be in lieu of and not in addition to any other severance or termination payment under any other plan or agreement with the Company. Without limiting the generality of the foregoing, in the event that a Participant becomes entitled to any payment under this Plan, such Participant shall not be entitled to receive any payment under any Company severance plan. As a condition to receipt of any payment under this Plan, the Participant shall waive any entitlement to any other severance or termination payment by the Company.
ARTICLE V
SEVERANCE AND RELATED TERMINATION BENEFITS
WHICH ARE IN CONNECTION WITH A CHANGE IN CONTROL

Section 5.01    Termination of Employment. In the event that a Participant's employment is terminated within twenty-four months following a Change in Control or within three (3) months following a Potential Change in Control provided that a Change in Control occurs within six (6) months following such Potential Change in Control, and upon the occurrence of (i) a Tier 1 Participant's termination of employment for any reason other than by the Company for Cause or (ii) a Tier 2 Participant's, Tier 3 Participant's or Tier 4 Participant's (a) termination of his or her employment for Good Reason or (B) a Tier 2 Participant's, Tier 3 Participant's or Tier 4 Participant's employment being terminated by the Company without Cause, then in each case, such Participant (or his or her beneficiary) shall be entitled to receive, and the Company shall be obligated to pay to the Participant, subject to Sections 5.03 through 5.04 and Section 7.15 hereof:
(a)    In the case of a Tier 1 Participant, (i) a lump sum payment within sixty (60) days following such Participant's Termination Date in an amount equal to 2.99 times the sum of (A) the Participant's highest Annual Salary in the three years preceding the Termination Date plus (B) the Participant's highest target bonus for the year of termination or for the year in which the Change in Control occurred, whichever is larger; plus (ii) payment of all Accrued Obligations as soon as practicable following the Termination Date. In addition, for a period of thirty-six months following the Termination Date, such Participant and his or her dependents shall receive Continued Health Care Benefits at the same cost sharing between the Company and Participant as a similarly situated active employee, and the Continued Health Care Benefit shall be provided concurrently with any health care benefit required under COBRA.
(b)    In the case of a Tier 2 Participant, (i) a lump sum payment within sixty (60) days following such Participant's Termination Date in an amount equal to 2.99 times the sum of (A) the Participant's highest Annual Salary in the three years preceding the Termination Date plus (B) the Participant's highest target bonus for the year of termination or for the year in which the Change in Control occurred, whichever is larger; plus (ii) payment of all Accrued Obligations as soon as practicable following the Termination Date. In addition, for a period of thirty-six months following the Termination Date, such Participant and his or her dependents shall receive Continued Health Care Benefits at the same cost sharing between the company and Participant as a similarly situated active employee, and the Continued Health Care Benefit shall be provided concurrently with any health care benefit required under COBRA.
(c)    In the case of a Tier 3 Participant, (i) a lump sum payment within sixty (60) days following such Participant's Termination Date in an amount equal to 2.99 times the sum of (A) the Participant's highest Annual Salary in the three years preceding the Termination Date plus (B) the Participant's highest target bonus for the year of termination or for the year in which the Change in Control occurred, whichever is larger; plus (ii) payment of all Accrued Obligations as soon as practicable following the Termination Date. In addition, for a period of thirty-six months following the Termination Date, such Participant and his or her dependents shall receive Continued Health Care Benefits at the same cost sharing between the Company and Participant as a similarly situated active employee, and the Continued Health Care Benefit shall be provided concurrently with any health care benefit required under COBRA.
(d)    In the case of a Tier 4 Participant, (i) a lump sum payment within sixty (60) days following such Participant's Termination Date in an amount equal to 1.99 times the sum of (A) the Participant's highest Annual Salary in the three years preceding the Termination Date plus (B) the Participant's highest target bonus for the year of termination or for the year in which the Change in Control occurred, whichever is larger; plus (ii) payment of all Accrued Obligations as soon as practicable following the Termination Date. In addition, for a period of twenty-four months following the Termination Date, such Participant and his or her dependents shall receive Continued Health Care Benefits at the same cost sharing between the Company and Participant as a similarly situated active employee, and the Continued Health Care Benefit shall be provided concurrently with any health care benefit required under COBRA.

(e)    Notwithstanding anything herein to the contrary, if a Participant is a Specified Employee, then any severance payment as set forth in Sections 5.01(a), (b), (c) and (d) above which is not otherwise exempt from Section 409A of the Code shall be paid during a 30 day period which commences on the date which is the day after the six month anniversary of such Specified Employee's Termination Date. In any event, all Accrued Obligations shall be paid to the Participant as soon as practicable following the Termination Date and no later than sixty (60) days following the Termination Date. Except as provided below with respect to a Specified Employee, the payment of any health or medical claims for the health and medical coverage provided in Sections 5.01(a), (b), (c) and (d) shall be made to a Participant as soon as administratively practicable after the Participant has provided the appropriate claim documentation, but in no event shall the payment for any such health or medical claim be paid later than the last day of the calendar year following the calendar year in which the expense was incurred. Notwithstanding anything herein to the contrary, to the extent required by Section 409A of the Code: (1) the amount of medical claims eligible for reimbursement or to be provided as an in-kind benefit under this Plan during a calendar year may not affect the medical claims eligible for reimbursement or to be provided as an in-kind benefit in any other calendar year, and (2) the right to reimbursement or in-kind benefits under this Plan shall not be subject to liquidation or exchange for another benefit. With respect to a Specified Employee, during the six month period commencing the date after the Specified Employee's Termination Date, the cost of any health or medical claims for health and medical coverage provided in this Section 5.01 which are not otherwise exempt from Section 409A of the Code shall be paid by the Specified Employee to the health and medical service provider and reimbursed by the Company after the completion of such six month period but no later than the last day of the calendar year following the calendar year in which such health and medical expenses were incurred.
(f)    Each Participant whose termination of employment entitles him or her to severance pay as set forth in 5.01 (a), (b), (c) and (d) above shall be entitled to receive outplacement benefits from the Company at its expense beginning on a Participant's Termination Date and ending on the monthly anniversary date of such Termination Date as set forth below:

Participant	Monthly Anniversary Date of the Termination Date

Tier 1	24 Month
Tier 2	18 Month
Tier 3	18 Month
Tier 4	12 Month
Except as provided below with respect to a Specified Employee, the payment of any outplacement benefits provided in this Section 5.01(f) shall be made to a Participant as soon as administratively practicable after the Participant has provided the appropriate claim documentation, but in no event shall the payment for any such outplacement benefits be paid later than the last day of the calendar year following the calendar year in which the expense was incurred. Notwithstanding anything herein to the contrary, to the extent required by Section 409A of the Code: (1) the amount of outplacement benefits eligible for reimbursement or to be provided as an in-kind benefit under this Plan during a calendar year may not affect the outplacement benefits eligible for reimbursement or to be provided as an in-kind benefit in any other calendar year, and (2) the right to reimbursement or in-kind benefits under this Plan shall not be subject to liquidation or exchange for another benefit. With respect to a Specified Employee, during the six month period commencing the date after the Specified Employee's Termination Date, the cost of any outplacement benefits provided in this Section 5.01(f) which are not otherwise exempt from Section 409A of the Code shall be paid by the Specified Employee to the outplacement service provider and reimbursed by the Company after the completion of such six month period but no later than the last day of the calendar year following the calendar year in which such outplacement benefits were incurred.
Section 5.02    Golden Parachute Tax.
(a)    If any benefit or payment by the Company or its subsidiaries to a Tier 1, Tier 2, or Tier 3 Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, including any acceleration of vesting or payment) (a “Payment”) is determined to be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by such Tier 1, Tier 2, or Tier 3 Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, being herein collectively referred to as the “Excise Tax”), then the Tier 1, Tier 2, or Tier 3 Participant shall be entitled to receive an additional payment (the “Gross-Up Payment”) in an amount such that the net amount of such additional payment retained by Executive, after payment of all federal, state and local income and employment taxes (including, without limitation, any federal, state, and local income and employment taxes and Excise Tax imposed on the Gross-Up Payment), shall be equal to the Excise Tax imposed on the Payment. The payment of any Gross-Up Payment shall be made prior to the date the Tier 1, Tier 2, or Tier 3 Participant is to remit the Excise Tax as provided under the Code.
(b)    Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any Payment would be subject to the Excise Tax, then in the case of a Tier 4 Participant, after taking into account any reduction in the Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement, the cash severance payments shall first be reduced, and the noncash severance payments shall thereafter be reduced, to the extent necessary so that no portion of the Payments is subject to the Excise Tax but only if (A) the net amount of such Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (B) the net amount of such Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Tier 4 Participant would be subject in respect of such unreduced Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Payments); provided, however, that the Tier 4 Participant may elect to have the noncash severance payments reduced (or eliminated) prior to any reduction of the cash severance payments.
(c)    Subject to the provisions of Section 5.02(d) hereto, all determinations required to be made under this Section 5.02, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by an independent accounting firm of nationally recognized standing selected by the Company and which is not serving as accountant or auditor for the Company or the individual, entity or group effecting the Change in Control (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Participant within 30 business days of the receipt of the notice from the Participant that there has been a Payment or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon the Company and the Participant. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments will not have been made by the Company which should have been made (“Underpayment”), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 5.02(d) hereof and a Tier 1, Tier 2, or Tier 3 Participant thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and the amount of the Underpayment shall be promptly paid by the Company to or for the benefit of the Tier 1, Tier 2, or Tier 3 Participant.
(d)    A Tier 1, Tier 2, or Tier 3 Participant shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after a Tier 1, Tier 2, or Tier 3 Participant is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. A Tier 1, Tier 2, or Tier 3 Participant shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies a Tier 1, Tier 2, or Tier 3 Participant in writing prior to the expiration of such period that it desires to contest such claim, a Tier 1, Tier 2, or Tier 3 Participant shall:
(i)    give the Company any information reasonably requested by the Company relating to such claim;
(ii)    take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;
(iii)    cooperate with the Company in good faith in order to effectively contest such claim; and
(iv)    permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold a Tier 1, Tier 2, or Tier 3 Participant harmless, on an after-tax basis, for any Excise Tax or federal, state and local income and employment tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 5.02(d), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct a Tier 1, Tier 2, or Tier 3 Participant to pay the tax claimed and sue for a refund or to contest the claim in any permissible manner, and the Tier 1, Tier 2, or Tier 3 Participant agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs a Tier 1, Tier 2, or Tier 3 Participant to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Tier 1, Tier 2, or Tier 3 Participant, on an after-tax basis, and shall hold Tier 1, Tier 2, or Tier 3 Participant harmless from any Excise Tax or federal, state or local income or employment tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Tier 1, Tier 2, or Tier 3 Participant with respect to which such contested amount is claimed to be due is limited solely to such contested amount. The Company’s control of the contest, however, shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and the Tier 1, Tier 2, or Tier 3 Participant shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.
(e)    If, after the receipt by a Tier 1, Tier 2, or Tier 3 Participant of an amount advanced by the Company pursuant to Section 5.02(d), a Tier 1, Tier 2, or Tier 3 Participant becomes entitled to receive any refund with respect to such claim, the Tier 1, Tier 2, or Tier 3 Participant shall (subject to the Company’s complying with the requirements of Section 5.02(d)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by a Tier 1, Tier 2, or Tier 3 Participant of an amount advanced by the Company pursuant to Section 5.02(d), a determination is made that the Tier 1, Tier 2, or Tier 3 Participant shall not be entitled to any refund with respect to such claim and the Company does not notify the Tier 1, Tier 2, or Tier 3 Participant in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.
(f)    In the event that the Excise Tax is subsequently determined to be less than initially determined by the Accounting Firm, a Tier 1, Tier 2, or Tier 3 Participant shall repay to the Company at the time that the amount of such reduction in Excise Tax is determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to the Tier 1, Tier 2, or Tier 3 Participant or otherwise realized as a benefit by a Tier 1, Tier 2, or Tier 3 Participant) the portion of the Gross-Up Payment that would not have been paid if the Excise Tax as subsequently determined had been applied in initially calculating the Gross-Up Payment, with the amount of such repayment determined by the Accounting Firm.

Section 5.03    Condition to Receipt of Severance Benefits. As a condition to receipt of any payment or benefits under this Article V, such Participant must enter into a Non-Solicitation, Non-Disclosure, Non-Disparagement and Release Agreement with the Company and its affiliates in the form then currently used by the company which terminates on the monthly anniversary date of each Participant's Termination Date as set forth below:

Participant	Monthly Anniversary Date of the Termination Date

Tier 1	36 Month
Tier 2	36 Month
Tier 3	36 Month
Tier 4	24 Month
Section 5.04    Limitation of Benefits.
(a)    Anything in this Plan to the contrary notwithstanding, the Company's obligation to provide the Continued Benefits shall cease if and when the Participant becomes employed by a third party that provides such Participant with substantially comparable health and welfare benefits.
(b)    Any amounts payable under this Plan shall be in lieu of and not in addition to any other severance or termination payment under any other plan or agreement with the Company. Without limiting the generality of the foregoing, in the event that a Participant becomes entitled to any payment under this Plan, such Participant shall not be entitled to receive any payment under the Company's Executive Severance Plan. As a condition to receipt of any payment under this Plan, the Participant shall waive any entitlement to any other severance or termination payment by the Company.
ARTICLE VI
DISPUTE RESOLUTION
Section 6.01    Negotiation. In case a claim, dispute or controversy shall arise between any Participant (or any person claiming by, through or under any Participant) and the Company (including the Compensation Committee) relating to or arising out of this Plan, either disputant shall give written notice to the other disputant ("Dispute Notice") that it wishes to resolve such claim, dispute or controversy by negotiations, in which event the disputants shall attempt in good faith to negotiate a resolution of such claim, dispute or controversy. If the claim, dispute or controversy is not so resolved within 30 days after the effective date of the Dispute Notice (as described in section 7.08), either disputant may initiate arbitration of the claim, dispute or controversy as provided in Section 6.02, except in the case of a dispute regarding the determination of Good Reason which shall be adjudicated by the [Bankruptcy Court]. All negotiations pursuant to this Section 6.01 shall be held at the Company's principal offices in Houston, Texas (or such other place as the disputants shall mutually agree) and shall be treated as compromise and settlement negotiations for the purposes of the federal and state rules of evidence and procedure.

Section 6.02    Arbitration. Any claim, dispute or controversy arising out of or relating to this Plan which has not been resolved by negotiations in accordance with Section 6.01 within 30 days of the effective date of the Dispute Notice (as described in Section 7.08) shall, upon the written request of either disputant, be finally settled by arbitration conducted expeditiously in accordance with the commercial arbitration rules of the American Arbitration Association regarding resolution of employment-related disputes. The arbitrator may, without limitation, award injunctive relief, but shall not be empowered to award damages in excess of compensatory damages and each disputant shall be deemed to have irrevocably waived any damages in excess of compensatory damages, such as punitive damages. The arbitrator's decision shall be final and legally binding on the disputants and their successors and assigns, and judgment by the arbitrator may be entered in any court having jurisdiction. Each party shall pay its own fees, disbursements, and costs relating to or arising out of any arbitration, provided that the Company shall pay on behalf of the Participant all fees, disbursements, and costs relating to or arising out of any arbitration in respect of any claim brought by a Participant at any time following a Change in Control. All arbitration conferences and hearings shall be held within a thirty (30) mile radius of Houston, Texas.
ARTICLE VII
MISCELLANEOUS PROVISIONS
Section 7.01    Cumulative Benefits. Except as provided in Sections 4.02 and 5.03, the rights and benefits provided to any Participant under this Plan are in addition to and shall not be a replacement of, all of the other rights and benefits provided to such Participant under any Benefit Plan or any agreement between such Participant and the Company except for any severance or termination benefits.
Section 7.02    No Mitigation. No Participant shall be required to mitigate the amount of any payment provided for in this Plan by seeking or accepting other employment following a termination of his or her employment with the Company or otherwise. Except as otherwise provided in Sections 4.03 and 5.04, the amount of any payment provided for in this Plan shall not be reduced by any compensation or benefit earned by a Participant as the result of employment by another employer or by retirement benefits. The Company's obligations to make payments to any Participant required under this Plan shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against such Participant.
Section 7.03    Amendment or Termination. The Board may amend or terminate the Plan at any time; provided, however, that the Plan may not be amended or terminated during the pendency of, or within six (6) months following, a Potential Change in Control, or within two (2) years following a Change in Control. Notwithstanding the foregoing, nothing herein shall abridge the authority of the Compensation Committee to designate a new Participant or to determine that a Participant shall no longer be entitled to participate in the Plan in accordance with section 2.01(a) hereof. The Plan shall terminate when all of the obligations to Participants hereunder have been satisfied in full.
Section 7.04    Enforceability. The failure of Participants or the Company to insist upon strict adherence to any term of the Plan on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of the Plan.
Section 7.05    Administration.
(a)    The Compensation Committee shall have full and final authority, subject to the express provisions of the Plan, with respect to designation of Participants and administration of the Plan, including but not limited to, the authority to construe and interpret any provisions of the Plan and to take all other actions deemed necessary or advisable for the proper administration of the Plan.
(b)    The Company shall indemnify and hold harmless each member of the Compensation Committee and any other employee of the Company that acts at the direction of the Compensation Committee against any and all expenses and liabilities arising out of his or her administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such member in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such member's or employee's own gross negligence or willful cause. Expenses against which such member or employee shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.
Section 7.06    Consolidations, Mergers, Etc. In the event of a merger, consolidation or other transaction, nothing herein shall relieve the Company from any of the obligations set forth in the Plan; provided, however, that nothing in this Section 5.06 shall prevent an acquirer of or Successor to the Company from assuming the obligations, or any portion thereof, of the Company hereunder pursuant to the terms of the Plan provided that such acquirer or Successor provides adequate assurances of its ability to meet this obligation. In the event that an acquirer of or Successor to the Company agrees to perform the Company's obligations, or any portion thereof, hereunder, the Company shall require any person, firm or entity which becomes its Successor to expressly assume and agree to perform such obligations in writing, in the same manner and to the same extent that the Company would be required to perform hereunder if no such succession had taken place.
Section 7.07    Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the Company and its Successors and assigns. This Plan and all rights of each Participant shall inure to the benefit of and be enforceable by such Participant and his or her personal or legal representatives, executors, administrators, heirs and permitted assigns. If any Participant should die while any amounts are due and payable to such Participant hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such Participant's devisees, legatees or other designees or, if there be no such devisees, legatees or other designees, to such Participant's estate. No payments, benefits or rights arising under this Plan may be assigned or pledged by any Participant, except under the laws of descent and distribution.

Section 7.08    Notices. All notices and other communications provided for in this Plan shall be in writing and shall be sent, delivered or mailed, addressed as follows: (a) if to the Company, at the Company's principal office address or such other address as the Company may have designated by written notice to all Participants for purposes hereof, directed to the attention of the General Counsel, and (b) if to any Participant, at his or her residence address on the records of the Company or to such other address as he or she may have designated to the Company in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given or mailed by United States certified or registered mail, return receipt requested, postage prepaid, except that any change of notice address shall be effective only upon receipt.
Section 7.09    Tax Withholding. The Company shall have the right to deduct from any payment hereunder all taxes (federal, state or other) which it is required to withhold therefrom.
Section 7.10    No Employment Rights Conferred. This Plan shall not be deemed to create a contract of employment between any Participant and the Company and/or its affiliates. Nothing contained in this Plan shall (i) confer upon any Participant any right with respect to continuation of employment with the Company or (ii) subject to the rights and benefits of any Participant hereunder, interfere in any way with the right of the Company to terminate such Participant's employment at any time.
Section 7.11    Entire Plan. This Plan contains the entire understanding of the Participants and the Company with respect to severance arrangements maintained on behalf of the Participants by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the Participants and the Company with respect to the subject matter herein other than those expressly set forth herein.
Section 7.12    Prior Agreements. Except as provided in Section 7.15 below, this Plan supersedes all prior agreements, programs and understandings (including verbal agreements and understandings) between the Participants and the Company regarding the terms and conditions of Participant's severance arrangements in the event of a Change in Control.
Section 7.13    Severability. If any provision of the Plan is, becomes or is deemed to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Plan shall not be affected thereby.
Section 7.14    Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflict of laws rules, and applicable federal law.
Section 7.15    Employment Agreements. Notwithstanding anything herein to the contrary, if any Participant has entered into an employment agreement with the Company, then the severance benefits provided for in such employment agreement shall be the only severance benefits such Participant shall be entitled to, and the severance benefits under the employment agreement shall supersede the severance benefits provided under this Plan.

CALPINE CORPORATION
CHANGE IN CONTROL AND SEVERANCE
BENEFITS PLAN

Schedule "A"

Tier 1 Participants
Chief Executive Officer

Tier 2 Participants
Chief Operating Officer

Tier 3 Participants
Executive Vice Presidents

Tier 4 Participants
Senior Vice Presidents

AMENDMENT NO. 1 TO THE
CALPINE CORPORATION
CHANGE IN CONTROL AND SEVERANCE BENEFITS PLAN

WHEREAS, Calpine Corporation (the "Company") maintains the Calpine Corporation Change in Control and Severance Plan (the "Plan");
WHEREAS, it is intended hereby to amend the Plan to clarify that once a Participant becomes employed by a third party and is eligible to receive health and welfare benefits (whether or not substantially comparable), the Participant must provide the Company with notice (in accordance with Section 7.08 of the Plan) of said employment and the Company’s obligation to pay for Continued Health Care Benefits (as defined by the Plan) or outplacement benefits (as described in the Plan) terminates.
NOW, THEREFORE, and notwithstanding anything to the contrary in the Plan, the Plan is amended as follows:
1.    Article IV, Section 4.03(a) of the Plan is stricken in its entirety and replaced with the following language:
Section 4.03     Limitation of Benefits.
(a)    Anything in this Plan to the contrary notwithstanding, once a Participant becomes employed by a third party and is eligible to receive health and welfare benefits (whether or not substantially comparable), the Participant must provide the Company with notice (in accordance with Section 7.08) of said employment and the Company’s obligation to pay for Continued Health Care Benefits or outplacement benefits shall cease.
2.    Article V, Section 5.04(a) is stricken in its entirety and replaced with the following language:
Section 5.04     Limitation of Benefits.
(a)    Anything in this Plan to the contrary notwithstanding, once a Participant becomes employed by a third party and is eligible to receive health and welfare benefits (whether or not substantially comparable), the Participant must provide the Company with notice (in accordance with Section 7.08) of said employment and the Company’s obligation to pay for Continued Health Care Benefits or outplacement benefits shall cease.
This Amendment shall become effective immediately.

21

AMENDMENT NO. 2 TO THE
CALPINE CORPORATION
CHANGE IN CONTROL AND SEVERANCE BENEFITS PLAN

WHEREAS, Calpine Corporation (the “Company”) maintains the Calpine Corporation Change in Control and Severance Benefits Plan (the “Plan); and
WHEREAS, Section 7.03 of the Plan permits the Board of Directors of the Company from time to time to amend the Plan, in whole or in part.
NOW, THEREFORE, the Plan is amended as follows:
1.    Section 4.02 of the Plan is hereby amended in its entirety to read as follows:
Section 4.02    Condition to Receipt of Severance Benefits. As a condition to receipt of any payment or benefits under this Article IV, such Participant must enter into a Non-Solicitation, Non-Disclosure, Non-Disparagement and Release Agreement with the Company and its affiliates in the form attached hereto as Appendix “A” (the form currently used by the Company) which, other than the release provisions, terminates on the monthly anniversary date of each Participant's Termination Date as set forth below:

Participant	Monthly Anniversary Date of the Termination Date

Tier 1	24 Month
Tier 2	18 Month
Tier 3	18 Month
Tier 4	12 Month

2.    Section 5.02 of the Plan is hereby amended in its entirety to read as follows:
Section 5.02    Parachute Payments. If any benefit or payment by the Company or its subsidiaries to a Tier 1, Tier 2, or Tier 3 Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, including any acceleration of vesting or payment) (a “Payment”) is determined to be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by such Tier 1, Tier 2, or Tier 3 Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, being herein collectively referred to as the “Excise Tax”), then with respect to the Tier 1, Tier 2, or Tier 3 Participant and to the extent necessary to make such portion of the Payments not subject to the Excise Tax (and after taking into account any reduction in the Payments provided by reason of Section 280G of the Code under any other plan, arrangement or agreement), the portion of the

Payments that do not constitute deferred compensation within the meaning of Section 409A shall first be reduced (if necessary, to zero), and all other Payments shall thereafter be reduced (if necessary, to zero) with cash payments being reduced before non-cash payments, and payments to be paid last being reduced first, but only if (i) the net amount of such Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Payments) is greater than or equal to (ii) the net amount of such Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Payments and the amount of Excise Tax to which Participant would be subject in respect of such unreduced Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Payments).
3.    Section 5.03 of the Plan is hereby amended in its entirety to read as follows:
Section 5.03    Condition to Receipt of Severance Benefits. As a condition to receipt of any payment or benefits under this Article V, such Participant must enter into a Non-Solicitation, Non-Disclosure, Non-Disparagement and Release Agreement with the Company and its affiliates in the form attached hereto as Appendix “A” (the form currently used by the Company) which, other than the release provisions, terminates on the monthly anniversary date of each Participant's Termination Date as set forth below:

Participant	Monthly Anniversary Date of the Termination Date

Tier 1	36 Month
Tier 2	36 Month
Tier 3	36 Month
Tier 4	24 Month

APPENDIX A

Form Used for the
Change in Control and Severance Benefit Plan

___________, 20__

__________________________
__________________________
__________________________

Re.    Employment Separation and Release of All Claims

Dear _____________:

Your employment with Calpine has ended effective ________, 20___. This letter agreement (the “Agreement”) confirms the terms of your separation from employment with Calpine Corporation, a Delaware corporation, or one or more of its subsidiaries (collectively, “Calpine”) and offers you the following benefits in exchange for a release of all claims.

1.    Separation Date. Your employment with Calpine has terminated effective _______________, 20__ (the “Separation Date”).

2.    Additional Payment and Benefits. In exchange for the waiver and release described in Paragraphs 7 and 8 below, Calpine agrees to provide you with additional payments and benefits as described in the Calpine Corporation Change in Control and Severance Benefits Plan (“the Plan”) and the Severance Benefit Summary Sheet, a copy of which is attached hereto as Exhibit A. By signing this Agreement, you also warrant that you understand and have read the terms of the Plan.
3.    Participation in 401(k) and Life and Disability Insurance Plans. As you are no longer a Calpine employee after the Separation Date, you will not participate in Calpine’s life and disability insurance plans after the Separation Date. Distribution options under Calpine’s 401(k) plan will be pursuant to the plan rules, and you will be provided with notice of such options by separate letter.

4.    Return of Company Property. You warrant that, within five (5) days of the Separation Date, you will return to Hether Benjamin-Brown, SVP Human Resources, all Calpine property or data of any type, including Calpine computer and e-mail passwords, that are in your possession or control, without retaining any copies, notes or extracts thereof.

5.    References. You should direct all requests for employment references to Hether Benjamin-Brown or her successor. Human Resources will respond to all such inquiries by stating in effect that, as a matter of company policy, Calpine declines to provide any information regarding former employees other than the former employee’s dates of employment and job title, and with written authorization from the employee, the former employee’s salary.

6.    Confidential Information; Use of Confidential Information to Compete. By signing below, you acknowledge that as a result of your employment with Calpine you have had access to Confidential Information of Calpine (for the purposes of this Agreement, Confidential Information includes but is not limited to trade secrets, inventions, marketing plans, product plans, business strategies, financial information, forecasts, customer lists, customer information, and any other information which gives Calpine an opportunity to obtain advantage over competitors who do not know or use it) and that you will hold all such Confidential Information in strictest confidence and will not disclose to any person or entity or make use, directly or indirectly, of such Confidential Information. You confirm that you will deliver to Hether Benjamin-Brown, within five (5) days of the Separation Date, all diskettes, documents and data of any nature pertaining to any such Confidential Information and that you have not taken or retained any such diskettes, documents or data or any reproductions. Nor shall you directly or indirectly use Confidential Information of Calpine to compete with Calpine, or disclose Confidential Information to a competitor of Calpine or to any other person or entity.
7.    Release of Claims. You acknowledge that you have no claims against Calpine based on your employment with Calpine or the separation of that employment, except for claims that are specifically excluded from this release by Paragraph 8, below. By signing below, you release and forever discharge Calpine, as well as its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, insurers, employee benefit plans (including plan fiduciaries, administrators and trustees), successors and assigns, from all claims, demands, causes of action, damages and liabilities, known or unknown, that you have ever had, now have or may claim to have had relating to or arising from your employment with or separation from Calpine, except for claims that are specifically excluded from this release by Paragraph 8, below.

You expressly waive the benefits of Section 1542 of the Civil Code of the State of California (and under other state and federal provisions of similar effect) which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

8.    Waiver of Claims Including Employment-Related Claims. You understand that the release you are providing releases and waives any and all claims you may have against Calpine and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, insurers, employee benefit plans (including plan fiduciaries, administrators and trustees), successors and assigns, whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, discrimination, breach of contract, breach of the covenant of good faith and fair dealing, retaliation, harassment, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for compensation or benefits arising out of your employment or your separation of employment, claims under Title VII of the Civil Rights Act of 1964, as amended, the Family and Medical Leave Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the Equal Pay Act of 1963, the California Fair Employment and Housing Act, Chapters 21 and 451 of the Texas Labor Code, and any other federal, state and local laws and/or regulations relating to employment or employment discrimination or retaliation, including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act, provided, that this waiver and release does not extend to: claims for breach of this Agreement; claims for legally required indemnification; claims for unemployment compensation benefits, workers’ compensation benefits, or state and/or long term disability benefits; or claims for acts occurring after the time of your execution of this Agreement. Nothing in this Agreement is intended to interfere with your right to make or participate in an administrative complaint or claim with a federal or state administrative agency including, for example, the National Labor Relations Board, the Department of Labor, the Equal Employment Opportunity Commission, the California Department of Fair Employment and Housing or the Texas Workforce Commission, Civil Rights Division. However, by signing this release, you hereby waive the right to recover any monetary or other relief in such a proceeding. This release is not intended to release any claims that are unlawful to release.

9.    Review of Agreement and Timing of Payment. You have been given this Agreement in advance of your Separation Date, and you will have more than twenty-one (21) days to consider this Agreement. The time period during which you may execute (sign) this Agreement is limited. Specifically, you may sign this Agreement at anytime during the period of time beginning on your Separation Date and ending with the expiration of 21 days following the Separation Date. You may not sign this Agreement before or after that designated time period. Accordingly, if you sign this Agreement prior to the Separation Date or any time after the expiration of 21 days following that Separation Date, this Agreement shall not become effective or enforceable. Calpine hereby advises you to consult with an attorney before signing this Agreement. You may revoke this Agreement at any time during the seven (7) days following the date you sign the Agreement, by e-mailing a written revocation signed by you to Hether Benjamin-Brown, hether.benjamin@calpine.com. You further agree (subject to the last sentence in this Section and Section 20 below) that the severance pay and benefits to be provided to you, referenced in Paragraph 2 above, will be paid consistent with the terms of the Plan and only after the seven (7) day revocation period and after Calpine receives this original signed Agreement. This Agreement will not become effective or enforceable until the seven (7) day revocation period has expired. This Agreement will be irrevocable after the seven (7) days have passed following the date you sign the Agreement. Notwithstanding anything in the Plan or this Agreement to the contrary, any payments to be provided you as set forth in the Plan, which are (i) conditioned upon the execution of this Agreement as herein provided, and (ii) not exempt from Section 409A of the Internal Revenue Code of 1986, as amended, shall be paid on the sixtieth (60th) day following your termination of employment; provided, that you shall have delivered to the Company and not revoked this Agreement and any applicable revocation period shall have expired within sixty (60) days following your termination date.

10.    Legal and Equitable Remedies. Both you and Calpine have the right to enforce this Agreement and its provisions by injunction, specific performance or other relief without prejudice to any other rights or remedies you may have at law or in equity for breach of this Agreement. You understand and have read the terms of the Plan and understand that under the terms of the Plan, with respect to claims relating in any way to benefits provided under the Plan, you may be required to follow the Dispute Resolution procedures identified in the Plan.

11.    Assignment, Successors and Assigns. Calpine and you understand that this Agreement will benefit and be binding upon you and your heirs, successors, permitted assigns, and agents. This Agreement will not benefit any other person or entity except as specifically described in this Agreement.

12.    Confidentiality. You agree to keep the contents, terms and conditions of this Agreement confidential. You may disclose this information to your spouse, immediate family, accountants, or attorneys, provided that they first agree not to disclose any information concerning the contents, terms and conditions of this Agreement to anyone. You also may disclose the contents, terms and conditions of this Agreement to the IRS or other taxing authorities or as required by subpoena, court order, or otherwise by law. Any breach of this confidentiality provision, or of any other obligation by you set forth in this Agreement, will be deemed a material breach of this Agreement.

13.    Non-Solicitation and Non-Disparagement. For an 18-month period after the date of this Agreement, you agree not to directly or indirectly solicit any employee of Calpine to perform services for another business entity, and not to make any disparaging or derogatory statements about Calpine or its directors, officers, agents or employees.

14.    Cooperation. You agree to the following: to cooperate with Calpine in the orderly transfer of your responsibilities to other person(s); to make yourself reasonably available to Calpine following the Separation Date; to advise Calpine upon request about matters and disputes with third parties as to which you have knowledge; to cooperate fully with Calpine in connection with pending or threatened or possible litigation, arbitration, and similar proceedings; and to provide testimony in any such proceedings, as your testimony may be relevant and/or discoverable. Calpine agrees to reimburse you for reasonable out-of-pocket travel expenses incurred at the instruction of Calpine in connection with the activities described in this paragraph.

15.    No Admission of Liability. This Agreement is not and may not be contended by you to be an admission or evidence of any wrongdoing or liability on Calpine’s part. This Agreement will be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or other state or Federal provisions of similar effect.

16.    Entire Agreement. This Agreement constitutes the entire agreement between you and Calpine with respect to the subject matter of this Agreement. It supersedes all prior negotiations and agreements, whether written or oral, relating to this subject matter except those provisions of prior written agreements that expressly extend beyond the term of your employment. You acknowledge that neither Calpine nor its agents have made any promise or representation express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing you to sign this Agreement, and you acknowledge that you have signed this Agreement relying only on the promises and representations stated herein.

17.    Modification. This Agreement may not be altered, amended, or otherwise changed except by another written agreement that specifically refers to this Agreement, signed by you and by Calpine or its authorized representative.

18.    Governing Law and Severability. This Agreement is governed by and will be interpreted according to the laws of the State of Texas, without regard to its choice of law principles. If any term or other language of this Agreement is deemed invalid or unenforceable, the remainder of this Agreement will remain in full force and effect to the fullest extent possible under the law.

19.    Your Understanding. By signing below, you acknowledge that you have read this Agreement and fully understand and agree to it.

20.    Code Section 409A.    Both you and Calpine intend that payments and benefits under this Agreement are exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”) to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be exempt from Code Section 409A or in compliance therewith. Notwithstanding anything herein to the contrary, (a) if at the time of your termination of employment, you are a “specified employee” as defined in Code Section 409A and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Code Section 409A, then Calpine will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided by Calpine) until the date that is six months following the date of your termination of employment (or the earliest date as is permitted under Code Section 409A), (b) if any other payments of money or other benefits due to you hereunder could cause the application of an accelerated or additional tax under Code Section 409A, then such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Code Section 409A, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner determined by Calpine that does not cause such an accelerated or additional tax, (c) to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, you shall not be considered to have terminated employment with Calpine for purposes of this Agreement and no payment shall be due to you under this Agreement until you would be considered to have incurred a “separation from service” from Calpine within the meaning of Code Section 409A, and (d) to the extent permitted by Code Section 409A, each amount to be paid or benefit to be provided to you pursuant to this Agreement, which constitutes deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. You shall not have any right to determine a date of payment of any amount under this Agreement. To the extent required to avoid an accelerated or additional tax under Code Section 409A, amounts reimbursable to you under this Agreement, if any, shall be paid to you on or before the last day of the year following the year in which the expense was incurred, the amount of expenses eligible for reimbursement (and in-kind benefits provided to you) during any one year may not affect amounts reimbursable or provided in any subsequent year, and the right to reimbursement (and in-kind benefits provided to you) under this Agreement shall not be subject to liquidation or exchange for another benefit. You acknowledge and understand that neither Calpine nor any employee or agent of Calpine has provided you any tax advice regarding this Agreement, amounts payable under this Agreement, or Code Section 409A and that Calpine has urged you to seek advice from your own tax advisor regarding the tax consequences of this Agreement to you.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, EXCEPT AS SPECIFIED IN THIS AGREEMENT.

CALPINE CORPORATION

Dated: ___________, 20__	By: _________________________________
Hether Benjamin-Brown
SVP Human Resources

I have read the above Agreement, have had an opportunity to obtain legal advice, and by signing below voluntarily accept and agree to its terms including the release of all claims, known and unknown, except as specified in this Agreement.

EMPLOYEE

Dated: _____________, 20____	By: _________________________________
Print Name: __________________________